Exhibit 99.1

Boston Omaha Announces End of NASDAQ Controlled Company Status

July 3, 2018

OMAHA, Neb.--(BUSINESS WIRE) -- On July 3, 2018, Boston Omaha Corporation (NASDAQ: BOMN) (the “Company”) announced that Magnolia Capital Fund, LP no longer holds a majority of the voting power necessary to elect the Company’s outside directors. As a result, the Company must comply with all general NASDAQ corporate governance guidelines as the Company no longer qualifies for the “Controlled Company” exemption as defined by NASDAQ rules. The Company currently meets all NASDAQ general corporate governance guidelines except that it must add an additional independent director within the next year so that a majority of its Board of Directors is comprised of independent directors.

The change in Magnolia Capital Fund, LP’s percentage of voting power is due to several factors, including its pro rata distribution on June 30, 2018 of its Class A common stock to its limited partners (a majority of which distributed shares continue to be held by other entities controlled by Magnolia or Magnolia BOC II LP as well as shares held by Adam Peterson, the Company’s Co-Chief Executive Officer and shares held by Magnolia Group, LLC, the general partner of Magnolia BOC I LP and Magnolia BOC II LP) and recent share issuances by the Company under its private placement completed in May 2018 and its previously announced at-the-market offering. After these issuances, Magnolia remains the holder of the largest percentage of voting power of the Company’s Class A common stock and Class B common stock on a combined basis at approximately 32.6% based on outstanding shares and approximately 33.1% if all Class B common stock warrants held by Magnolia Capital Fund, LP are exercised.

In addition, the private placement completed in May resulted in 50% of the shares sold in that private placement being sold to Boulderado BOC I LP. Shares previously held by Boulderado Partners, LLC and the shares sold to Boulderado BOC I LP, are voted by Boulderado Group, LLC, of which Alex Rozek, the Company’s Co-Chief Executive Officer serves as manager. After taking into effect the private placement, the at-the-market offering and the recent distribution by Magnolia Capital Fund, LP to its partners, the voting power of the shares controlled by Boulderado Group, LLC increased to approximately 29.9% of all Company voting power based on outstanding shares and approximately 30.6% if all Class B common stock warrants held by Boulderado Partners, LLC are exercised.

About Boston Omaha Corporation

Boston Omaha Corporation is a public company engaged in several lines of business, including outdoor advertising and surety insurance, and maintains investments in several real estate services ventures.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” “pending” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

Contacts

Boston Omaha Corporation

Catherine Vaughan, 617-875-8911

cathy@bostonomaha.com